Delaware The First State Page 1 3444819 8100 Authentication: 203615775 SR# 20222645880 Date: 06-07-22 You may verify this certificate online at corp.delaware.gov/authver.shtml I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “AVEO PHARMACEUTICALS, INC.”, FILED IN THIS OFFICE ON THE SEVENTH DAY OF JUNE, A.D. 2022, AT 2:46 O`CLOCK P.M.